Exhibit 99.1

NEWS

WJ Communications Announces Second Quarter 2007

Financial Results

Reports 18 Percent Sequential Increase in Revenue, Positive EBITDA and Non-GAAP Net Income

SAN JOSE, Calif. — August 2, 2007 — WJ Communications, Inc. (Nasdaq: WJCI), a leading designer and supplier of radio frequency (RF) solutions for the wireless infrastructure and radio frequency identification (RFID) reader markets, today announced results for its second quarter ended July 1, 2007.

Financial and Business Highlights:

•                  Improved GAAP net loss by $4 million, on a $2 million revenue increase as compared to prior quarter

•                  Achieved non-GAAP positive net income for the first time since 2000

•                  Reported positive EBITDA results for the first time since 2000

•                  Recorded quarterly revenue of $12.7 million, an 18 percent increase compared with previous quarter

•                  Improved gross margin to 52 percent from 44 percent in the first quarter of 2007

•                  Realized $1.8 million in quarterly cost savings following transition to fabless business model

•                  Introduced 17 new products in the first half of 2007

•                  Initiating offshore program to drive further cost savings

“During the second quarter, we began to realize the benefits of the strategic initiatives that we implemented during the past several quarters as evidenced by our non-GAAP net income, positive EBITDA results and gross margin improvement,” stated Bruce Diamond, President and Chief Executive Officer of WJ Communications.   “These results validate our move to a fabless business model and are indicative of WJ’s new financial model. Building on these accomplishments and in order to further drive future cost savings, we are initiating an offshore program that will result in the transition of our final test and support operations to the Philippines, which we expect to further improve gross margin in the future.  Looking ahead, we believe our future results will be driven by new product introductions, the continued build out of TD-SCDMA, traction with our wireless power products and additional operational efficiencies.”

Revenue for the second quarter of 2007 was $12.7 million, compared to revenue of $10.8 million in the first quarter of 2007 and $12.4 million in the second quarter of 2006.  Second quarter revenue was equal to the recent record quarterly revenue achieved in the third quarter of 2006.

GAAP net loss for the second quarter of 2007 was $416,000, or ($0.01) per share, which included $1.3 million of stock compensation expense.  This compares to a net loss of $4.4 million, or ($0.07) per share, in the first quarter of 2007 and a net loss of $1.6 million, or ($0.02) per share, in the second quarter of 2006.

Non-GAAP net income for the second quarter of 2007, which excludes $1.3 million in stock compensation expense, $425,000 of restructuring charges and a one-time gain of $901,000, was a positive $381,000.

Gross margin for the second quarter of 2007 was 52 percent, compared to 44 percent in the first quarter of 2007 and 54 percent in the same period a year ago.  Gross margin improved sequentially due to the increase in revenue and the closure of the Company’s wafer manufacturing facility.

Operating expenses for the quarter totaled $7.3 million, which included $425,000 of restructuring charges primarily associated with the closure of the Company’s wafer fab and a gain of $901,000 associated with the sale of the wafer fab equipment. This compares to $9.5 million in the previous quarter, which included $212,000 of restructuring charges associated with the wafer fab and $8.5 million in the same period a year ago. Second quarter 2007 operating expenses decreased primarily due to the elimination of expenses associated with the Company’s wafer manufacturing facility following its closure, which were partially offset by higher stock compensation expense.

Cash, cash equivalents and short-term investments as of July 1, 2007 were $18.1 million.

Reconciliation of non-GAAP to GAAP numbers is provided in the tables below and on the Company’s website.

Business Outlook
WJ Communications’ Chief Executive Officer, Bruce Diamond, and Chief Financial Officer, Greg Miller, will provide a business update and guidance for the third quarter of 2007 and other periods during their financial results conference call today.  Projections and guidance are estimates only and actual performance could differ.

Second Quarter 2007 Financial Results Conference Call and Web Cast
WJ Communications will host a conference call and Web cast with investors today, Thursday, August 2, 2007, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the second quarter 2007 financial results and the outlook for the third quarter of 2007. Investors and other interested parties may access the call by dialing 866-250-2351 (+1-303-205-0055 outside of the U.S.), with the Reservation ID 11094423, at least 10 minutes prior to the start of the call.  In addition, an audio Web cast will be available in the Investor

Relations section of the Company’s Web site at www.wj.com.  Following the live Web cast, an archived version will be available on the Company’s Web site.

Forward-Looking Statements
This release and other statements by the Company in its announced conference call contain forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the actual performance by the Company in the third quarter and all of 2007, actual savings related to the closure of our wafer manufacturing facility, the success of our new product introductions, the ability to meet our projected schedule for product introductions, the expected cost savings and gross margin improvements due to the Company’s offshore program, expected actual revenues in wireless power products, the timing and success of the TD-SCDMA build-out in China, the timing of and revenue opportunity of the WiMax market, future success of the new financial model, ability to achieve the 60% gross margin model and the risk factors contained in the Company’s Form 10-K for year ended 2006, Form 10-Q, the risks to be set forth in the above described conference call and Web cast and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission, which are available on the SEC Web site at www.sec.gov. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

About WJ Communications
WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), and WiMax. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com.

All trademarks used, referenced, or implicitly contained herein are used in good faith and highlighted to give proper public recognition to their respective owners

Company Contact:	Media Contact	Investor Contact:
R. Gregory Miller	Claudia Lin	Ryan Bright
Chief Financial Officer	Marketing and Public Relations	Shelton Group Investor Relations
WJ Communications	WJ Communications	For WJ Communications
408-577-6200	408-577-6341	972-239-5119 ext. 159
gregory.miller@wj.com	claudia.lin@wj.com	rbright@sheltongroup.com

WJ Communications Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	April 1, 2007	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006

Net sales	$10,757	$12,744	$12,412	$23,501	$24,753

Cost of goods sold	5,988	6,060	5,713	12,048	11,853

Gross profit	4,769	6,684	6,699	11,453	12,900

Operating expenses:

Research & development	5,497	3,405	4,642	8,902	9,789

Selling & administrative	3,830	4,347	3,892	8,177	9,257

Restructuring charges	212	425	—	637	—

Gain on the sale of assets held for sale	—	(901)	—	(901)	—

Total operating expenses	9,539	7,276	8,534	16,815	19,046

Loss from operations	(4,770)	(592)	(1,835)	(5,362)	(6,146)

Interest income, net	249	175	279	423	541

Other income, net	120	1	1	121	4

Loss before income taxes	(4,401)	(416)	(1,555)	(4,818)	(5,601)

Income tax benefit	—	—	—	—	(1,289)

Net loss	$(4,401)	$(416)	$(1,555)	$(4,818)	$(4,312)

Basic and diluted net loss per share	$(0.07)	$(0.01)	$(0.02)	$(0.07)	$(0.07)

Basic and diluted weighted average shares	67,484	67,986	66,017	67,735	65,861

WJ Communications Inc. and Subsidiaries

Non-GAAP Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended			Six Months Ended
	April 1, 2007	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006

GAAP net loss	$(4,401)	$(416)	$(1,555)	$(4,818)	$(4,312)

Restructuring Charges	212	425	—	637	—

Gain on the sale of assets held for sale	—	(901)	—	(901)	—

Stock-based compensation	875	1,273	157	2,148	525

Non-GAAP net income (loss) as adjusted	$(3,314)	$381	$(1,398)	$(2,934)	$(3,787)

WJ Communications Inc. and Subsidiaries

Unaudited Reconcilation of Non-GAAP Financial Measures

(in thousands)

	Three Months Ended			Six Months Ended
	April 1, 2007	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006 (1)

GAAP loss from operations	$(4,770)	$(592)	$(1,835)	$(5,362)	$(6,146)

Depreciation and amortization expense	1,202	667	785	1,869	2,326

Stock-based compensation	875	1,273	157	2,148	525

EBITDA as adjusted	$(2,693)	$1,348	$(893)	$(1,345)	$(3,295)

(1)             Six months ended July 2, 2006 depreciation and amortization expense includes $637 write-off of an intangible asset

WJ Communications Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in thousands)

	July 1, 2007 (1)	December 31, 2006
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$16,142	$17,024
Short-term investments	1,968	8,399
Accounts receivable, net	7,818	5,759
Inventory	7,165	5,281
Other current assets	1,021	1,563
Total current assets	34,114	38,026

PROPERTY, PLANT AND EQUIPMENT, net	6,552	7,232

Goodwill	6,834	6,834
Intangible assets, net	826	960
Other assets	179	181
	$48,505	$53,233

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	14,025	15,057

Total long-term liabilities	10,892	12,586
Total liabilities	24,917	27,643

Total stockholders’ equity	23,588	25,590
	$48,505	$53,233

(1)             Unaudited